Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Mark Feuerbach	Ryan Flaim
Innophos	Sharon Merrill Associates
609-366-1204	617-542-5300
investor.relations@innophos.com	iphs@investorrelations.com

INNOPHOS COMPLETES ACQUISITION OF NOVEL INGREDIENTS CREATING

A NEARLY $0.5 BILLION FOOD, HEALTH AND NUTRITION PLATFORM

CRANBURY, New Jersey – (August 28, 2017) – Innophos Holdings, Inc. (NASDAQ: IPHS) announced today that it has completed the acquisition of Novel Ingredients, previously announced on August 1, 2017. The addition of Novel Ingredients advances Innophos’ Vision 2022 strategy by growing Innophos’ Food, Health and Nutrition (FHN) portfolio, expanding its presence in high-growth nutrition end-markets and positioning the Company to more effectively develop innovative ingredient solutions that better serve its customers.

“Today is a significant day in Innophos’ history,” said Kim Ann Mink, Ph.D., Chairman, President and Chief Executive Officer of Innophos Holdings, Inc. “We are delighted to welcome Novel into the Innophos family. This strategic combination creates a $0.5 billion Food, Health and Nutrition platform that represents 60% of revenue for the combined Company. Our position as a market-leading provider of vital ingredient solutions to high growth FHN market segments is strengthened through our combined innovative technology capabilities; a broader and deeper product portfolio; and the addition of Novel’s experienced and dedicated people. In addition, by coming together with Novel, we more closely align Innophos with important consumer mega-trends such as health and wellness, energized aging and clean labels.

“We are confident that this acquisition will create significant long-term value for our shareholders and customers, alike. We are excited to begin focusing on the many opportunities before us. This includes leveraging our strengths as a combined company to broaden our range of science-based solutions for our customers, while delivering synergies to realize the full value of this combination.”

Under the terms of the merger agreement, Innophos has acquired all of the outstanding shares of Novel Ingredients for a total purchase price of $125 million (enterprise value) in cash. Innophos funded the acquisition with borrowings under its existing credit facility. The Company continues to expect the acquisition to be accretive to Innophos’ earnings per share in the first year following the close of the transaction.

About the Company

Innophos is a leading international producer of specialty ingredient solutions that deliver far-reaching, versatile benefits for the food, health, nutrition and industrial markets. We leverage our expertise in the science and technology of blending and formulating phosphates, minerals, botanicals, proteins and other nutritional ingredients to help our customers offer products that are tasty, healthy, nutritious and economical. Headquartered in Cranbury, New Jersey, Innophos has manufacturing operations across the United States, in Canada, Mexico and China. For more information, please visit www.innophos.com. ‘IPHS-G’

SOURCE Innophos Holdings, Inc.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains or may contain forward-looking statements within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements. Statements made in this press release that relate to our future performance or future financial results or other future events (which may be identified by such terms as “expect”, “estimate”, “anticipate”, “assume”, “believe”, “plan”, “intend”, “may”, “will”, “should”, “outlook”, “guidance”, “target”, “opportunity”, “potential” or similar terms and variations or the negative thereof) are forward-looking statements, including the Company’s expectations regarding the business environment and the Company’s overall guidance regarding future performance and growth. These statements are based on our current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may materially differ from the expectations expressed in or implied by these forward-looking statements. Factors that could cause the Company’s actual results to differ materially include, but are not limited to: (1) global macroeconomic conditions and trends; (2) the behavior of financial markets, including fluctuations in foreign currencies, interest rates and turmoil in capital markets; (3) changes in regulatory controls regarding tariffs, duties, taxes and income tax rates; (4) the Company’s ability to implement and refine its Vision 2022; (5) the Company’s ability to successfully identify and complete acquisitions in line with its Vision 2022 and effectively operate and integrate acquired businesses to realize the anticipated benefits of those acquisitions; (6) the Company’s ability to realize expected cost savings and efficiencies from its performance improvement and other optimization initiatives; (7) the Company’s ability to effectively compete in its markets, and to successfully develop new and competitive products that appeal to its customers; (8) changes in consumer preferences and demand for the Company’s products or a decline in consumer confidence and spending; (9) the Company’s ability to benefit from its investments in assets and human capital and the ability to complete projects successfully and on budget; (10) economic, regulatory and political risks associated with the Company’s international operations, most notably Mexico and China; (11) volatility and increases in the price of raw materials, energy and transportation, and fluctuations in the quality and availability of raw materials and process aids; (12) the impact of a disruption in the Company’s supply chain or its relationship with its suppliers; (13) the Company’s ability to comply with, and the costs associated with compliance with, U.S. and foreign environmental protection laws; and (14) the Company’s ability to meet quality and regulatory standards in the various jurisdictions in which it has operations or conducts business. We caution you to consider the important risks and other factors as set forth in the forward-looking statements section and in Item 1A Risk Factors in our most recent Annual Report on Form 10-K, as amended by subsequent reports on Forms 10-Q and 8-K. We do not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.